Exhibit 99.1

STEINER LEISURE LIMITED
Post Office Box N-9306
Suite 104A
Nassau, The Bahamas

For Release: IMMEDIATELY

Contact:    Leonard I. Fluxman, President and Chief Executive Officer (305) 358-9002, ext. 215

Steiner Leisure Limited Announces Fourth Quarter and 2006 Financial Results

NASSAU, THE BAHAMAS, February 28, 2007- Steiner Leisure Limited (NASDAQ: STNR) today announced financial results for the fourth quarter and year ended December 31, 2006.

Financial Results

Steiner Leisure's revenues for the fourth quarter ended December 31, 2006 rose 20.7% to $122.1 million from $101.1 million during the comparable quarter in 2005. Income from continuing operations, before discontinued operations for the fourth quarter, was $13.2 million compared with $10.8 million for the same quarter in 2005. In the fourth quarter of 2006, the Company adopted Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108"). The effect of adopting SAB 108 was an income tax benefit of $1.8 million during the fourth quarter of 2006 and had no impact on our results of operations for the year ended December 31, 2006.

Earnings per share before discontinued operations for the fourth quarter ended December 31, 2006 was $0.75 per share, compared with $0.61 per share for the comparable quarter in 2005. The earnings per share data are presented on a diluted basis.

Revenues for the year ended December 31, 2006, rose 18.4% to $470.1 million from $397.2 million in 2005. Income from continuing operations, before discontinued operations for the year ended December 31, 2006, was $45.9 million, compared with $40.4 million in 2005.

Earnings per share before discontinued operations for the year ended December 31, 2006 was $2.60 per share compared with $2.23 per share in 2005. The above earnings per share data are presented on a diluted basis.

Leonard I. Fluxman, President and Chief Executive Officer of Steiner Leisure, commented "We are pleased with our fourth quarter and annual financial results. The strong execution by our personnel allowed us to generate strong earnings growth and cash flow in 2006."

Corporate Overview

Steiner Leisure Limited is a worldwide provider of spa services. The Company's operations include spas and salons on 126 cruise ships, and in 53 resort spas and two luxury day spas. Our cruise line and land-based resort customers include Carnival Cruise Lines, Caesars Entertainment, Celebrity Cruises, Crystal Cruises, Cunard/Seabourn Cruise Lines, Hilton Hotels, Holland America Line, Kerzner International, Marriott Hotels, Norwegian Cruise Lines, Princess Cruises and Royal Caribbean Cruises. Our Elemis Limited subsidiary manufactures its Elemis® brand products for use in our cruise ship and land-based spas. This top quality European line of beauty products is also distributed worldwide to exclusive hotels, salons, health clubs and destination spas. Elemis®, as well as other Steiner products, including La Therapie®, Ionithermie, and Steiner Hair Care, are available at www.timetospa.com.

Steiner Leisure owns and operates four post secondary schools (comprised of a total of 14 campuses) located in Miami, Orlando, Pompano Beach and Sarasota, Florida; Baltimore, Maryland; Charlottesville, Virginia; York, Pennsylvania; Salt Lake City and Lindon, Utah; Las Vegas, Nevada; Tempe and Phoenix, Arizona; and Westminster and Aurora, Colorado. Offering degree and non-degree programs in massage therapy and, in some cases, skin care, these schools train and qualify spa professionals for health and beauty positions within the Steiner family of companies or other industry entities.

Conference Call

The Company will be holding a conference call at 11:00 am (EST) on Thursday, March 1, 2007. Clive E. Warshaw, Chairman of the Board, and Leonard I. Fluxman, President and Chief Executive Officer, will discuss the contents of this press release.

If you wish to participate in this conference call, please call (517) 308-9020 for domestic and international calls approximately five minutes before the scheduled time. The password is "Steiner". This call is available for replay from Thursday. March 1, 2007 (approximately 3 hours after the call takes place) until Wednesday, March 7, 2007 at 11:00 pm. You may reach it by dialing (402) 998-1330 for both domestic and international calls.

SELECTED FINANCIAL DATA

($ in thousands, except per share data)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2006(1)	2005	2006(1)	2005
Revenues:
Services	$80,972	$67,259	$317,731	$268,401
Products	41,103	33,879	152,411	128,817
Total revenues	122,075	101,138	470,142	397,218

Cost of Sales:
Cost of services	65,256	54,316	253,772	214,022
Cost of products	28,835	24,945	110,744	96,588
Total cost of sales	94,091	79,261	364,516	310,610
Gross profit	27,984	21,877	105,626	86,608

Operating Expenses:
Administrative	7,169	5,002	26,260	20,837
Salary and payroll taxes	8,566	5,290	32,844	22,348
Total operating expenses	15,735	10,292	59,104	43,185
Income from continuing operations	12,249	11,585	46,522	43,423

Other Income (Expense):
Interest expense	(38)	(82)	(287)	(275)
Other income	324	220	1,933	553
Total other income (expense)	286	138	1,646	278

Income from continuing operations before provision for income taxes and discontinued operations	12,535	11,723	48,168	43,701

Provision (benefit) for income taxes (2)	(635)	885	2,248	3,302

Income from continuing operations before discontinued operations	13,170	10,838	45,920	40,399

Income from discontinued operations, net of taxes	--	788	225	769

Net income	$13,170	$11,626	$46,145	$41,168

Income per share-Basic:
Income before discontinued operations	$0.78	$0.63	$2.68	$2.32
Income from discontinued operations	--	0.05	0.01	0.04
	$0.78	$0.68	$2.69	$2.36

Income per share-Diluted(3):
Income before discontinued operations	$0.75	$0.61	$2.60	$2.23
Income from discontinued operations	--	0.04	0.01	0.04
	$0.75	$0.65	$2.61	$2.27

Weighted average shares outstanding:
Basic	16,890	17,174	17,134	17,401
Diluted	17,317	17,842	17,596	18,159

Notes:

  Includes post acquisition results of Utah College of Massage Therapy ("UCMT") and an affiliate which were acquired on April 3, 2006.
  During the fourth quarter of 2006, we adopted SAB 108. The affect of adopting SAB 108 was an income tax benefit of $1.8 million during the fourth quarter of 2006 and had no impact on our results of operations for the year ended December 31, 2006. This corrected an error relating to the different treatment for book and tax purposes of the Company's tax deductible goodwill which cannot be assumed to offset deductible temporary differences which create deferred tax assets, which was recorded in the second quarter of 2006.
  During 2006, considers the impact of stock options outstanding of a subsidiaries common stock of $143,000. During 2005, the impact was immaterial.

STATISTICS

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005

Average number of ships served[1]:	122	112	120	115
Spa	90	82	87	83
Non-Spa	32	30	33	32

Average total number of staff on ships served:	1,884	1,656	1,807	1,653
Spa	1,650	1,443	1,577	1,424
Non-Spa	234	213	230	229

Revenue per staff per day[2]:	$443	$450	$464	$455
Spa	$461	$470	$485	$477
Non-Spa	$315	$315	$318	$314

Average weekly revenues:	$47,835	$46,475	$48,840	$45,721
Spa	$59,259	$57,619	$61,298	$57,508
Non-Spa	$16,002	$15,681	$15,625	$15,571

Average number of land-based spas operated[3]	54	53	55	50

Average weekly land-based spas revenues	$24,437	$25,524	$25,881	$26,441

Total schools revenues[4,5]	$11,928,000	$4,393,000	$39,812,000	$17,750,000

Total wholesale and retail product revenues	$15,917,000	$10,481,000	$49,799,000	$36,294,000

1 Average number of ships served reflects the fact that during the period ships were in and out of service and, accordingly, the number of ships served during the year varied.

2 Revenue includes all sales of services and products on ships. Staff includes all shipboard employees. Per day refers to each day that a cruise ship is in service.

3 Average number of land-based day spas operated reflects the fact that during the period spas were opened or closed and, accordingly, the number of spas served during the period varied.

4Includes $116,000 and $130,000 for the three months ended December 31, 2006 and 2005, respectively, and $537,000 and $670,000 for the year ended December 31, 2006 and 2005, respectively, relating to the Steiner training school near London, England.

5Includes post acquisition results of UCMT which was acquired on April 3, 2006.